UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands		None
(Address of principal executive offices)		(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 1, 2012, Tornier N.V. (“Tornier”) announced that it has acquired its sole and exclusive distributor in Belgium and Luxembourg in a stock transaction enabling Tornier to begin selling immediately its products directly in those markets. The financial terms of the transaction include an upfront cash payment of €2,000,000 and potential earnout payments aggregating up to approximately €750,000 based on annual revenues of the acquired entity for the two years following the acquisition. In connection with the transaction, Tornier, through the acquired entity, entered into a three-year employment agreement with the individual owner of the acquired entity who will serve as Tornier’s country manager for the two markets.

This information is furnished pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary